UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2016

MONTALVO SPIRITS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36546	27-4004890
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

13092 Caminito Del Rocio Del Mar, CA 92014
(Address of principal executive offices)

(858) 262-1810
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Montalvo Spirits, Inc., a Nevada corporation (the “Company”), announced that all of the Company’s founders amicably resigned from their positions as officers and directors of the Company and only Sergio Gonzalez will remain as director to ensure continuity in the Company’s production.
Isaac C. Gilmore has been elected the Company’s Chairman and Chief Executive Officer.
Mr. Gilmore is a former U.S. Navy SEAL and has been consulting with the Company since its inception. Upon leaving the Navy, Mr. Gilmore advised Montalvo while working in Hollywood as an actor and stuntman, before ultimately joining the Company as Chief Business Development Officer in 2014. Mr. Gilmore was directly responsible for many of Montalvo’s milestones including engaging Southern Wine & Spirits as distributor, the Light Group and San Diego Padres relationships, as well as courting industry experts to join the team.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MONTALVO SPIRITS, INC.
Date: October 3, 2016	By:/s/ Isaac Gilmore Name: Isaac Gilmore Title: Chief Executive Officer